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                                                                   Exhibit 23.01


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Travelers Property Casualty Corp.:

We consent to incorporation by reference in the following registration statements:

-  Form S-3    Nos. 333-2682, 333-2684, and 333-30293

-  Form S-8    Nos. 333-07073, 333-07077, 333-10143, and 333-25605

of Travelers Property Casualty Corp. of our reports dated January 18, 2000, relating to the consolidated balance sheets of Travelers Property Casualty Corp. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which reports are incorporated by reference or appear in the December 31, 1999 annual report on Form 10-K of Travelers Property Casualty Corp. Our reports refer to changes, in 1999, in the methods of accounting for insurance and reinsurance contracts that do not transfer risk and accounting for insurance-related assessments.


/s/ KPMG LLP
Hartford, Connecticut
March 10, 2000